Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of Southern Power Company (Southern Power).

The Unaudited Pro Forma Condensed Consolidated Statements of Income (pro forma statements of income) for the three months ended March 31, 2019 and the year ended December 31, 2018 give effect to the disposition of a wholly-owned subsidiary—Nacogdoches Power, LLC (Nacogdoches)—of Southern Power as if it were completed on January 1, 2018. The pro forma statement of income for the year ended December 31, 2018 also reflects the disposition of two wholly-owned subsidiaries, Southern Company - Oleander LLC (Oleander) and Southern Company - Florida LLC (Stanton), completed on December 4, 2018. The Unaudited Pro Forma Condensed Consolidated Balance Sheet (pro forma balance sheet) as of March 31, 2019 gives effect to the disposition of Nacogdoches as if it were completed on March 31, 2019.

The historical consolidated financial information has been adjusted in the pro forma financial statements (A) to give effect to pro forma events that are: (1) directly attributable to the dispositions of Nacogdoches, Oleander and Stanton; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the results of Southern Power, and (B) to eliminate historical events directly attributable to the dispositions of Nacogdoches, Oleander and Stanton that are not, with respect to the statements of income, expected to have a continuing impact on the results of Southern Power.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying note, which should be read in connection with the pro forma financial statements. The pro forma financial statements have been prepared based on estimates at March 31, 2019. The final amounts recorded at the date of the Nacogdoches disposition are not expected to be materially different from the information presented herein.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of Southern Power.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying note to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

•	the audited consolidated financial statements of Southern Power included in its Annual Report on Form 10-K for the year ended December 31, 2018;

•	the unaudited condensed consolidated financial statements of Southern Power included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019; and

•	the Unaudited Pro Forma Condensed Consolidated Financial Statements of Southern Power included in its Form 8-K filed December 4, 2018, which gives effect to the disposition of Stanton and Oleander.

Southern Power Unaudited Pro Forma Condensed Consolidated Income Statement For the three months ended March 31, 2019

	Southern Power	Nacogdoches	Pro Forma Adjustments		Pro Forma
	(in millions)
Operating Revenues:
Wholesale revenues, non-affiliates	$352	$(17)	$—		$335
Wholesale revenues, affiliates	87	—	—		87
Other revenues	4	—	—		4
Total operating revenues	443	(17)	—		426
Operating Expenses:
Fuel	145	(1)	—		144
Purchased power	24	—	—		24
Other operations and maintenance	84	(1)	—		83
Depreciation and amortization	119	(5)	—		114
Taxes other than income taxes	11	(1)	—		10
Total operating expenses	383	(8)	—		375
Operating Income	60	(9)	—		51
Other Income and (Expense):
Interest expense, net of amounts capitalized	(44)	2	(2)	(a)	(44)
Other income (expense), net	2	—	—		2
Total other income and (expense)	(42)	2	(2)		(42)
Earnings Before Income Taxes	18	(7)	(2)		9
Income taxes (benefit)	(9)	(2)	—	(b)	(11)
Net Income	27	(5)	(2)		20
Net income attributable to noncontrolling interests	(29)	—	—		(29)
Net Income Attributable to Southern Power	$56	$(5)	$(2)		$49

Southern Power Unaudited Pro Forma Condensed Consolidated Income Statement For the year ended December 31, 2018

	Southern Power	Stanton and Oleander		Nacogdoches	Pro Forma Adjustments		Pro Forma
	(in millions)
Operating Revenues:
Wholesale revenues, non-affiliates	$1,757	$(73)		$(72)	$—		$1,612
Wholesale revenues, affiliates	435	—		—	—		435
Other revenues	13	—		—	—		13
Total operating revenues	2,205	(73)		(72)	—		2,060
Operating Expenses:
Fuel	699	—		(11)	—		688
Purchased power	176	(1)		—	—		175
Other operations and maintenance	395	(14)		(10)	—		371
Depreciation and amortization	493	(5)	*	(18)	—		470
Taxes other than income taxes	46	(3)		(2)	—		41
Asset impairment	156	—		—	(119)	(c)	37
Gain on disposition	(2)	—		—	2	(c)	—
Total operating expenses	1,963	(23)		(41)	(117)		1,782
Operating Income	242	(50)		(31)	117		278
Other Income and (Expense):
Interest expense, net of amounts capitalized	(183)	3		6	(9)	(a)	(183)
Other income (expense), net	23	(2)		(2)	—		19
Total other income and (expense)	(160)	1		4	(9)		(164)
Earnings Before Income Taxes	82	(49)		(27)	108		114
Income taxes (benefit)	(164)	(12)		(7)	27	(b)	(156)
Net Income	246	(37)		(20)	81		270
Net income attributable to noncontrolling interests	59	—		—	—		59
Net Income Attributable to Southern Power	$187	$(37)		$(20)	$81		$211
* Depreciation and amortization for Stanton and Oleander ceased when the assets were classified as held for sale in May 2018. As such, the $5 million of depreciation and amortization recorded through December 31, 2018 represents approximately five months of depreciation expense.

Southern Power Unaudited Pro Forma Condensed Consolidated Balance Sheet As of March 31, 2019

	Southern Power	Nacogdoches		Pro Forma Adjustments	Pro Forma
	(in millions)
Assets

Current Assets:
Cash and cash equivalents	$133	$460	(d)	$—	$593
Receivables --
Customer accounts receivable	120	(6)		—	114
Affiliated	33	—		—	33
Other	116	(1)		—	115
Materials and supplies	218	(8)		—	210
Prepaid income taxes	1,190	—		—	1,190
Other current assets	37	—		—	37
Total current assets	1,847	445		—	2,292
Property, Plant, and Equipment:
In service	13,284	(435)		—	12,849
Less: Accumulated provision for depreciation	2,288	(118)		—	2,170
Plant in service, net of depreciation	10,996	(317)		—	10,679
Construction work in progress	409	—		—	409
Total property, plant, and equipment	11,405	(317)		—	11,088
Other Property and Investments:
Intangible assets, net of amortization	340	(22)			318
Other investments	2	—		—	2
Total other property and investments	342	(22)		—	320
Deferred Charges and Other Assets:
Operating lease right-of-use assets, net of amortization	372	—			372
Prepaid LTSAs	102	—		—	102
Accumulated deferred income taxes	17	65		—	82
Income taxes receivable, non-current	33	—		—	33
Assets held for sale	644	—		—	644
Other deferred charges and assets	342	(86)		—	256
Total deferred charges and other assets	1,510	(21)		—	1,489
Total Assets	$15,104	$85		$—	$15,189

Southern Power Unaudited Pro Forma Condensed Consolidated Balance Sheet As of March 31, 2019

	Southern Power	Nacogdoches	Pro Forma Adjustments	Pro Forma
	(in millions)
Liabilities and Stockholders’ Equity

Current Liabilities:
Securities due within one year	$599	$—	$—	$599
Notes payable	105	—	—	105
Accounts payable --
Affiliated	69	—	—	69
Other	66	(1)	—	65
Accrued income taxes	11	92	—	103
Accrued interest	44	—		44
Liabilities held for sale, current	9	—	—	9
Other current liabilities	111	—	—	111
Total current liabilities	1,014	91	—	1,105
Long-term Debt	4,396	—	—	4,396
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	107	—	—	107
Accumulated deferred ITCs	1,817	(94)	—	1,723
Operating lease obligations	371	—	—	371
Other deferred credits and liabilities	181	—	—	181
Total deferred credits and other liabilities	2,476	(94)	—	2,382
Total Liabilities	7,886	(3)	—	7,883
Common Stockholder’s Equity:
Common stock, par value $0.01 per share —
Authorized — 1,000,000 shares
Outstanding — 1,000 shares	—	—	—	—
Paid-in capital	1,600	—	—	1,600
Retained earnings	1,356	88	—	1,444
Accumulated other comprehensive income (loss)	12	—	—	12
Total common stockholders’ equity	2,968	88	—	3,056
Noncontrolling interests	4,250	—	—	4,250
Total stockholders’ equity	7,218	88	—	7,306
Total Liabilities and Stockholders’ Equity	$15,104	$85	$—	$15,189

Note 1. Adjustments to Pro Forma Financial Statements

Adjustments to Pro Forma Statements of Income

(a)	Interest Expense-Reflects the reversal of interest expense related to corporate level debt allocated to Nacogdoches, Stanton and Oleander that will not be repaid.

(b)
Income Taxes-Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 24.8% for the three months ended March 31, 2019 and for the year ended December 31, 2018.

(c)	Asset Impairment/Gain on Disposition-Reflects the reversal of the asset impairment charge and gain on disposition related to the sale of Stanton and Oleander.

Adjustments to the Pro Forma Balance Sheet

(d)
Cash and Cash Equivalents-Reflects the sale proceeds of $460 million increasing available cash, which is expected to be used for general corporate purposes, exclusive of any adjustment for the potential repayment of a portion of Southern Power’s short-term borrowings that have a weighted average interest rate of 2.7%.